Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces December Quarter and Full Year 2018 Profit

•	December quarter 2018 GAAP pre-tax income of $1.3 billion, net income of $1.0 billion and earnings per diluted share of $1.49
•	December quarter 2018 adjusted pre-tax income of $1.2 billion, adjusted net income of $890 million and adjusted earnings per diluted share of $1.30
•	Full year 2018 GAAP pre-tax income of $5.2 billion and earnings per diluted share of $5.67, resulting in $1.3 billion profit sharing for Delta people
•	Full year 2018 GAAP operating cash flow of $7.0 billion used to invest in Delta’s business, strengthen its investment grade balance sheet, and fund $2.5 billion of dividends and share repurchases

ATLANTA, Jan. 15, 2019 - Delta Air Lines (NYSE:DAL) today reported financial results for the December quarter and full year 2018. Highlights of those results, including both GAAP and adjusted metrics, are below and incorporated here.

Adjusted pre-tax income for the December quarter 2018 was $1.2 billion driven by over $700 million of revenue growth, allowing the company to fully recapture the $508 million increase in adjusted fuel expense and produce an 11 percent adjusted pre-tax margin. Adjusted earnings per share increased by 42 percent year over year to $1.30.

For the full year, adjusted pre-tax income was $5.1 billion, a $137 million decrease relative to 2017 as the company overcame approximately 90 percent of the $2 billion increase in fuel expense. Full year adjusted earnings per share were $5.65, up 19 percent compared to the prior year as the company recognized benefits from tax reform and a four percent lower share count.

“2018 was a successful year for Delta with record operational reliability, increasing customer satisfaction, and solid financial results in the face of higher fuel costs. Delta people are the foundation of our success and I am honored to recognize their efforts with $1.3 billion in profit sharing for 2018,” said Ed Bastian, Delta’s chief executive officer.  “As we move into 2019, we expect to drive double-digit earnings growth through higher revenues, maintaining a cost trajectory below inflation, and the modest benefit from lower fuel costs.  Margin expansion is a business imperative and we remain confident in our full-year earnings guidance of $6 to $7 per share.”

Revenue Environment

Delta’s adjusted operating revenue of $10.7 billion for the December quarter improved 7.5 percent, or $747 million versus the prior year. Total unit revenues excluding refinery sales (TRASM, adjusted) increased 3.2 percent during the period driven by healthy leisure and corporate demand offsetting an approximately 0.5 point headwind from unfavorable foreign exchange rates.

For the full year, adjusted operating revenue grew to nearly $44 billion, up eight percent versus prior year on an increasingly diverse revenue base, with 52 percent of revenues from premium products and non-ticket sources. Premium product ticket revenues increased 14 percent along with double-digit percentage increases from cargo, loyalty, and Maintenance, Repair and Overhaul revenue.

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“Delta's strong brand momentum was evident across the business with positive unit revenue growth in all geographic entities for the full year, a record revenue premium to the industry, and double-digit revenue growth from premium products and non-ticket sources,” said Glen Hauenstein, Delta’s president. “Our March quarter adjusted unit revenue growth is expected to be flat to up two percent including impacts from the timing of Easter, increasing currency headwinds, and the ongoing government shutdown.”

		Increase (Decrease)
		4Q18 versus 4Q17
Revenue	4Q18 ($M)	Change YoY	Unit Revenue	Yield	Capacity
Domestic	$7,066	7.7%	2.6%	2.7%	5.0%
Atlantic	1,328	7.2%	4.1%	1.9%	3.0%
Latin America	659	3.6%	1.0%	2.1%	2.6%
Pacific	594	1.0%	(0.2)%	2.5%	1.2%
Total Passenger	$9,647	6.9%	2.7%	2.8%	4.1%
Cargo Revenue	214	5.4%
Other Revenue	881	(12.3)%
Total Revenue	$10,742	5.0%	0.9%
Third Party Refinery Sales	(11)
Total Revenue, adjusted	$10,731	7.5%	3.2%

March Quarter 2019 Guidance

For the March quarter, Delta expects to deliver four to six percent total adjusted revenue growth and non-fuel unit cost growth below inflation.

1Q19 Forecast
Earnings per share	$0.70 - $0.90
Pre-tax margin	6.5% - 8.5%
Fuel price, including taxes, settled hedges and refinery impact	$1.95 - $2.05
TRASM, adjusted (year-over-year)	Flat - up 2%
CASM - Excluding fuel and profit sharing (year-over-year)	Up 1% - 2%
System Capacity (year-over-year)	Up ~4%
See Note A for information about reconciliation of projected non-GAAP financial measures Total adjusted revenue and TRASM, adjusted above exclude refinery sales and DAL Global Services

Cost Performance

Total adjusted operating expenses for the December quarter increased $803 million versus the prior year quarter, with more than half of the increase driven by higher fuel prices and profit sharing.

CASM-Ex was down 0.5 percent for the December quarter 2018 compared to the prior year period, the strongest cost performance for the year. For the full year, CASM-Ex increased 1.4 percent, marking an important inflection in the company's cost trajectory with increasing benefits from efficiency initiatives, Delta's fleet transformation and strong performance from operating units.

Adjusted fuel expense increased $508 million, or 27 percent, relative to December quarter 2017. Delta’s adjusted fuel price per gallon for the December quarter was $2.42 which includes a 16 cent headwind from the Monroe refinery and inventory pre-purchases. For the full year, adjusted fuel expense increased $2.1 billion, or 29 percent versus prior year.

Adjusted non-operating expense for the quarter improved by $258 million versus the prior year, driven primarily by pension expense favorability and the DAL Global Services transaction (see below for more detail). For the full year, adjusted non-operating expense improved by $360 million versus the prior year.

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“In 2018, we successfully returned to our long-term target of keeping non-fuel unit cost growth below two percent, with December quarter non-fuel unit costs declining 0.5 percent,” said Paul Jacobson, Delta’s chief financial officer. “With solid momentum from our fleet transformation and One Delta efforts, we have confidence in our path to one percent non-fuel unit cost growth in 2019.”

Cash Flow and Shareholder Returns

Delta generated $1.3 billion of adjusted operating cash flow and $45 million of free cash flow during the quarter. For the full year, Delta generated $6.9 billion of adjusted operating cash flow and $2.3 billion of free cash flow.

The company invested $4.7 billion into the business in 2018 including $1.3 billion in the December quarter. This enabled delivery of 68 new aircraft in 2018, including five Airbus A350s and four Airbus A220s. The company's ongoing fleet transformation is driving higher customer satisfaction, premium seat growth, and improved cost efficiency.

During the December quarter, Delta returned $563 million to shareholders, comprised of $325 million of share repurchases and $238 million in dividends. For the full year, Delta returned $2.5 billion to shareholders, comprised of $1.6 billion of share repurchases and $909 million in dividends.

Strategic Highlights

In 2018, Delta achieved a number of milestones across its five key strategic pillars.

Culture and People

•	Received the Glassdoor Employee’s Choice Award for the fourth consecutive year, based entirely on input provided by employees, reiterating the importance of the Delta culture.
•	Announced sustainability improvements including removal of a variety of single-use plastic items from Delta’s aircraft and clubs, eliminating more than 300,000 pounds in plastic waste annually.
•	Contributed over $50 million to the communities we serve as part of Delta's commitment to give back at least 1% of net profits to charitable organizations.

Operational Reliability

•	Delivered 143 days of zero system cancellations across the combined mainline and Delta Connection operations on a full year basis, up from 90 days in 2017.
•	Achieved industry-leading operational performance with mainline on-time performance (A14) of 85.7 percent for the year; and top legacy carrier baggage performance as measured in the latest Department of Transportation report.
•	Recognized by FlightGlobal as the ‘Most On-time North American Mainline Airline,’ ‘Most On-time North American Network Airline,’ and ‘Most On-time International Mainline Airline.’

Network and Partnerships

•	Continued Delta's global and domestic expansion with the announcement of new routes in the December quarter including Boston-Edinburgh, Boston-Lisbon, Minneapolis/St. Paul-Mexico City, and Minneapolis/St. Paul-Shanghai, pending governmental approvals.

Customer Experience and Loyalty

•	Debuted the first U.S. biometric airport terminal at the Maynard H. Jackson International Terminal in Atlanta, allowing customers flying direct to an international destination on Delta, Aeromexico, Air France-KLM, or Virgin Atlantic Airways to use facial recognition technology from curb to gate.
•	Ranked as the No. 1 U.S. airline by the corporate travel community in the Business Travel News Airline Survey for a historic eighth consecutive year, sweeping all 10 categories.
•	Experienced double-digit growth in co-brand spend, helping drive $3.4 billion of incremental value from Delta’s American Express relationship for the full year. New card acquisitions reached 1 million for the second year in a row and Delta expanded new SkyMiles Members by a record number in one year.

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Investment Grade Balance Sheet

•	Established a long-term leverage ratio target of 1.5x to 2.5x adjusted debt to EBITDAR, which should allow Delta to maintain investment grade ratings through a business cycle. At year end 2018, Delta achieved a 1.9x adjusted debt to EBITDAR ratio.

DAL Global Services Transaction

On December 21, 2018, Delta completed a transaction combining DAL Global Services (DGS) with a subsidiary of Argenbright Holdings. Delta retained a 49 percent equity stake in the combined company. As a result of the transaction, Delta recognized an approximately $90 million gain in non-operating expense in the December quarter.

For the full year 2018, DGS operations contributed four cents to Delta's earnings per share, after adjusting for profit sharing. In 2019, Delta will recognize 49 percent of the combined entity's income in operating expense. The year over year impact on earnings, margins, and non-fuel unit costs are expected to be immaterial. For guidance purposes, DGS revenues will be excluded in year-over-year calculations for unit and total revenue to reflect core revenue trends in the business. In 2018, DGS contributed approximately $60 million in revenue per quarter.

Lease Accounting

In the December quarter, Delta early adopted the new lease accounting standard. The new standard requires leases to be recorded on the balance sheet as lease liabilities with corresponding right-of-use assets. The effects of the new standard will be reflected as of January 1, 2018 by recasting prior quarters in the company’s 2018 Form 10-K. This adoption resulted in the recognition of approximately $6 billion in incremental lease liabilities and right-of-use assets on the balance sheet.

In addition, the adoption increased full year 2018 pre-tax income by approximately $50 million after adjusting for profit sharing, a six cent impact to full year earnings per share. The impact on the December quarter was immaterial and there is no year over year impact on 2019.

December Quarter and Full Year Results

Adjusted results were primarily impacted by unrealized gains/losses on investments.

	GAAP		Adjusted		GAAP		Adjusted
($ in millions except per share and unit costs)	4Q18	4Q17	4Q18	4Q17	FY18	FY17	FY18	FY17
Pre-tax income	1,344	1,044	1,182	980	5,151	5,500	5,113	5,250
Net income	1,019	299	890	652	3,935	3,205	3,917	3,442
Diluted earnings per share	1.49	0.42	1.30	0.92	5.67	4.43	5.65	4.76
Operating revenue	10,742	10,229	10,731	9,984	44,438	41,138	43,890	40,636
Fuel expense	2,327	1,802	2,360	1,852	9,020	6,756	9,073	7,015
Pre-tax margin	12.5%	10.2%	11.0%	9.8%	11.6%	13.4%	11.6%	12.9%
Total unit revenues (TRASM/TRASM, adjusted)	17.18	17.03	17.16	16.62	16.87	16.18	16.66	15.98
Operating expense	9,652	9,067	9,673	8,870	39,174	35,172	38,679	34,929
Consolidated unit cost (CASM/CASM-Ex)	15.44	15.10	10.74	10.79	14.87	13.83	10.31	10.17
Average fuel price per gallon	2.39	1.88	2.42	1.93	2.20	1.68	2.21	1.74
Non-operating income/(expense)	254	(118)	124	(134)	(113)	(466)	(98)	(457)
Operating cash flow	1,245	1,891	1,252	1,736	7,014	5,023	6,899	6,793

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About Delta

Delta Air Lines (NYSE: DAL) is the U.S. global airline leader in products, services, innovation, reliability and customer experience. Powered by its 80,000 people around the world, Delta continues to invest billions in its people, improving the air travel experience and generating industry-leading shareholder returns.

–	Delta serves nearly 200 million people every year, taking customers across its industry-leading global network to more than 300 destinations in over 50 countries.
–	Headquartered in Atlanta, Delta offers more than 5,000 daily departures and as many as 15,000 affiliated departures including the premier SkyTeam alliance, of which Delta is a founding member.
–	Through its innovative alliances with Aeromexico, Air France-KLM, Alitalia, China Eastern, GOL, Korean Air, Virgin Atlantic, Virgin Australia and WestJet, Delta is bringing more choice and competition to customers worldwide.
–	Delta operates significant hubs and key markets at airports in Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Mexico City, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, São Paulo, Seattle, Seoul-Incheon and Tokyo-Narita.
–	Delta has been recognized as a Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the seventh time in eight years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented eight consecutive years and for 2018 was named one of Fast Company’s Most Innovative Companies Worldwide.
–	As an employer, Delta has been regularly awarded top honors from organizations like Glassdoor and recognized as a top workplace for women and members of the military. Delta CEO Ed Bastian was named among the “World’s Greatest Leaders” by Fortune magazine in 2018.
–	More about Delta can be found on the Delta News Hub as well as delta.com, via @DeltaNewsHub on Twitter and Facebook.com/delta.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity through social media; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Form 10-Q for the quarterly period ended March 31, 2018. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 15, 2019, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions, except per share data)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Operating Revenue:
Passenger	$9,647	$9,022	$625	7%	$39,755	$36,947	$2,808	8%
Cargo	214	203	11	5%	865	744	121	16%
Other	881	1,004	(123)	(12)%	3,818	3,447	371	11%
Total operating revenue	10,742	10,229	513	5%	44,438	41,138	3,300	8%

Operating Expense:
Salaries and related costs	2,739	2,532	207	8%	10,743	10,058	685	7%
Aircraft fuel and related taxes	2,327	1,802	525	29%	9,020	6,756	2,264	34%
Regional carriers expense, excluding fuel	851	877	(26)	(3)%	3,438	3,466	(28)	(1)%
Depreciation and amortization	570	583	(13)	(2)%	2,329	2,222	107	5%
Contracted services	529	535	(6)	(1)%	2,175	2,108	67	3%
Passenger commissions and other selling expenses	468	457	11	2%	1,941	1,827	114	6%
Ancillary businesses and refinery	299	520	(221)	(43)%	1,695	1,495	200	13%
Landing fees and other rents	408	375	33	9%	1,662	1,501	161	11%
Aircraft maintenance materials and outside repairs	341	377	(36)	(10)%	1,575	1,591	(16)	(1)%
Profit sharing	311	262	49	19%	1,301	1,065	236	22%
Passenger service	286	274	12	4%	1,178	1,123	55	5%
Aircraft rent	103	92	11	12%	394	351	43	12%
Other	420	381	39	10%	1,723	1,609	114	7%
Total operating expense	9,652	9,067	585	6%	39,174	35,172	4,002	11%

Operating Income	1,090	1,162	(72)	(6)%	5,264	5,966	(702)	(12)%

Non-Operating Income/(Expense):
Interest expense, net	(67)	(99)	32	(32)%	(311)	(396)	85	(21)%
Unrealized gain/(loss) on investments, net	184	—	184	NM	14	—	14	NM
Miscellaneous, net	137	(19)	156	NM	184	(70)	254	NM
Total non-operating income/(expense), net	254	(118)	372	NM	(113)	(466)	353	(76)%

Income Before Income Taxes	1,344	1,044	300	29%	5,151	5,500	(349)	(6)%

Income Tax Provision	(325)	(745)	420	(56)%	(1,216)	(2,295)	1,079	(47)%

Net Income	$1,019	$299	$720	NM	$3,935	$3,205	$730	23%

Basic Earnings Per Share	$1.50	$0.42			$5.69	$4.45
Diluted Earnings Per Share	$1.49	$0.42			$5.67	$4.43

Basic Weighted Average Shares Outstanding	680	707			691	720
Diluted Weighted Average Shares Outstanding	683	711			694	723

Note: The prior periods presented here have been recast to reflect adoption of certain new accounting standards.

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DELTA AIR LINES, INC.

Passenger Revenue

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Ticket- Main cabin	$5,056	$4,885	$171	4%	$21,196	$20,380	$816	4%
Ticket- Business cabin and premium products	3,380	3,059	321	10%	13,754	12,087	1,667	14%
Loyalty travel awards	675	577	98	17%	2,651	2,403	248	10%
Travel-related services	536	501	35	7%	2,154	2,077	77	4%
Total passenger revenue	$9,647	$9,022	$625	7%	$39,755	$36,947	$2,808	8%

DELTA AIR LINES, INC.
Other Revenue
(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Ancillary businesses and refinery	$327	$541	$(214)	(40)%	$1,801	$1,591	$210	13%
Loyalty program	384	330	54	16%	1,459	1,269	190	15%
Miscellaneous	170	133	37	28%	558	587	(29)	(5)%
Total other revenue	$881	$1,004	$(123)	(12)%	$3,818	$3,447	$371	11%

Note: The prior periods presented here have been recast to reflect adoption of certain new accounting standards.

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2018	2017	Change		2018	2017	Change
Revenue passenger miles (millions)	53,241	51,180	4.0%		225,243	217,712	3.5%
Available seat miles (millions)	62,523	60,060	4.1%		263,365	254,325	3.6%
Passenger mile yield (cents)	18.12	17.63	2.8%		17.65	16.97	4.0%
Passenger revenue per available seat mile (cents)	15.43	15.02	2.7%		15.09	14.53	3.9%
Total revenue per available seat mile (cents)	17.18	17.03	0.9%		16.87	16.18	4.3%
TRASM, adjusted - see Note A (cents)	17.16	16.62	3.2%		16.66	15.98	4.3%
Operating cost per available seat mile (cents)	15.44	15.10	2.3%		14.87	13.83	7.5%
CASM-Ex - see Note A (cents)	10.74	10.79	(0.5)%		10.31	10.17	1.4%
Passenger load factor	85.2%	85.2%	–	pts	85.5%	85.6%	(0.1	) pts
Fuel gallons consumed (millions)	975	959	1.7%		4,113	4,032	2.0%
Average price per fuel gallon	$2.39	$1.88	27.1%		$2.20	$1.68	31.0%
Average price per fuel gallon, adjusted - see Note A	$2.42	$1.93	25.3%		$2.21	$1.74	26.8%
Number of aircraft in fleet, end of period	1,025	999	26

Note: The prior periods presented here have been recast to reflect adoption of certain new accounting standards. Except for number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

	Three Months Ended
	December 31,
(in millions)	2018	2017
Cash Flows From Operating Activities:
Net income	$1,019	$299
Depreciation and amortization	570	583
Deferred income taxes	504	725
Pension, postretirement and postemployment payments greater than expense	(113)	(28)
Changes in air traffic liability	(873)	(658)
Changes in profit sharing	311	262
Other working capital changes, net	(173)	708
Net cash provided by operating activities	1,245	1,891

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(871)	(798)
Ground property and equipment, including technology	(492)	(362)
Purchase of equity investments	–	(450)
Net redemptions of short-term investments	276	132
Other, net	67	173
Net cash used in investing activities	(1,020)	(1,305)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(312)	(439)
Repurchases of common stock	(325)	(325)
Cash dividends	(238)	(216)
Proceeds from long-term obligations	621	450
Other, net	129	280
Net cash used in financing activities	(125)	(250)

Net Increase in Cash, Cash Equivalents and Restricted Cash	100	336
Cash, cash equivalents and restricted cash at beginning of period	2,648	1,517
Cash, cash equivalents and restricted cash at end of period	$2,748	$1,853

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets to the total of the same such amounts shown above:

Current assets:
Cash and cash equivalents	$1,565	$1,814
Restricted cash included in prepaid expenses and other	47	39
Other assets:
Cash restricted for airport construction	1,136	–
Total cash, cash equivalents and restricted cash	$2,748	$1,853

Note: The prior periods presented here have been recast to reflect adoption of certain new accounting standards.

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in millions)	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,565	$1,814
Short-term investments	203	825
Accounts receivable, net	2,310	2,377
Fuel inventory	704	916
Expendable parts and supplies inventories, net	463	413
Prepaid expenses and other	1,250	1,499
Total current assets	6,495	7,844

Property and Equipment, Net:
Property and equipment, net	28,354	26,563

Other Assets:
Operating lease right-of-use assets	5,979	–
Goodwill	9,781	9,794
Identifiable intangibles, net	4,829	4,847
Cash restricted for airport construction	1,136	–
Deferred income taxes, net	83	1,354
Other noncurrent assets	3,613	3,309
Total other assets	25,421	19,304
Total assets	$60,270	$53,711

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and finance leases	$1,523	$2,242
Current maturities of operating leases	960	–
Air traffic liability	4,661	4,364
Accounts payable	3,130	3,674
Accrued salaries and related benefits	3,287	3,022
Frequent flyer deferred revenue	2,989	2,762
Fuel card obligation	1,075	1,067
Other accrued liabilities	1,129	1,868
Total current liabilities	18,754	18,999

Noncurrent Liabilities:
Long-term debt and finance leases	8,270	6,592
Pension, postretirement and related benefits	9,176	9,810
Frequent flyer deferred revenue	3,652	3,559
Noncurrent operating leases	5,770	–
Other noncurrent liabilities	971	2,221
Total noncurrent liabilities	27,839	22,182

Commitments and Contingencies

Stockholders' Equity:	13,677	12,530
Total liabilities and stockholders' equity	$60,270	$53,711

Note: The prior periods presented here have been recast to reflect adoption of certain new accounting standards.

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below. Reconciliations may not calculate due to rounding.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. The Company is not able to reconcile forward looking non-GAAP financial measures because the adjusting items such as those used in the reconciliations below will not be known until the end of the period and could be significant.

Pre-tax Income and Net Income, adjusted. We adjust pre-tax income and net income for mark-to-market ("MTM") adjustments and settlements on fuel hedge contracts, the MTM adjustments recorded by our equity method investees, Virgin Atlantic and Aeroméxico, and unrealized gains/losses on our equity investments accounted for at fair value, to determine pre-tax income and net income, adjusted. We include the income tax effect of adjustments when presenting net income, adjusted.

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period.

Equity investment MTM adjustments. We record our proportionate share of earnings/loss from our equity investments in Virgin Atlantic and Aeroméxico in non-operating expense. We adjust for our equity method investees' MTM adjustments to allow investors to better understand and analyze our core operational performance in the periods shown.

Unrealized gain/loss on investments. We record the unrealized gains/losses on our equity investments accounted for at fair value in non-operating expense. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

Tax reform charge. As a result of the Tax Cuts and Jobs Act of 2017, Delta recognized a one-time charge in the December 2017 quarter from the revaluation of its deferred tax assets and liabilities. We adjust for this charge to allow investors to understand and analyze the company's core operational performance in the periods shown.

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	Three Months Ended			Three Months Ended
	December 31, 2018			December 31, 2018
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,344	$(325)	$1,019	$1.49
Adjusted for:
MTM adjustments and settlements	(33)	7	(26)
Equity investment MTM adjustments	55	(12)	43
Unrealized gain/loss on investments	(184)	38	(146)
Total adjustments	(162)	33	(129)	(0.19)
Non-GAAP	$1,182	$(292)	$890	$1.30
Year-over-year change				42%

	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2017
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,044	$(745)	$299	$0.42
Adjusted for:
MTM adjustments and settlements	(49)	18	(31)
Equity investment MTM adjustments	(15)	5	(10)
Tax reform charge	–	394	394
Total adjustments	(64)	417	353	0.50
Non-GAAP	$980	$(328)	$652	$0.92

	Year Ended			Year Ended
	December 31, 2018			December 31, 2018
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$5,151	$(1,216)	$3,935	$5.67
Adjusted for:
MTM adjustments and settlements	(53)	27	(26)
Equity investment MTM adjustments	29	(15)	14
Unrealized gain/loss on investments	(14)	7	(7)
Total adjustments	(38)	19	(19)	(0.02)
Non-GAAP	$5,113	$(1,196)	$3,917	$5.65
Year-over-year change	$(137)			19%

	Year Ended			Year Ended
	December 31, 2017			December 31, 2017
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$5,500	$(2,295)	$3,205	$4.43
Adjusted for:
MTM adjustments and settlements	(259)	88	(171)
Equity investment MTM adjustments	8	4	12
Tax reform charge	–	394	394
Total adjustments	(251)	486	235	0.33
Non-GAAP	$5,250	$(1,808)	$3,442	$4.76

12

Operating Revenue, adjusted and Total Revenue Per Available Seat Mile ("TRASM"), adjusted. We adjust operating revenue and TRASM for refinery sales to third parties to determine operating revenue, adjusted and TRASM, adjusted because refinery sales to third parties are not related to our airline segment. Operating revenue, adjusted and TRASM, adjusted therefore provide a more meaningful comparison of revenue from our airline operations to the rest of the airline industry.

	Three Months Ended
(in millions)	December 31, 2018	December 31, 2017	Change
Operating revenue	$10,742	$10,229
Adjusted for:
Third-party refinery sales	(11)	(245)
Operating revenue, adjusted	$10,731	$9,984	7.5%
Year-over-year change	$747

	Year Ended
(in millions)	December 31, 2018	December 31, 2017	Change
Operating revenue	$44,438	$41,138
Adjusted for:
Third-party refinery sales	(548)	(502)
Operating revenue, adjusted	$43,890	$40,636	8.0%

	Three Months Ended
	December 31, 2018	December 31, 2017	Change
TRASM (cents)	17.18	17.03
Adjusted for:
Third-party refinery sales	(0.02)	(0.41)
TRASM, adjusted	17.16	16.62	3.2%

	Year Ended
	December 31, 2018	December 31, 2017	Change
TRASM (cents)	16.87	16.18
Adjusted for:
Third-party refinery sales	(0.21)	(0.20)
TRASM, adjusted	16.66	15.98	4.3%

13

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and airline segment hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the same reason described under the heading pre-tax income and net income, adjusted:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	December 31,		December 31,
(in millions, except per gallon data)	2018	2017	2018	2017
Fuel purchase cost	$2,318	$1,805	$2.38	$1.89
Airline segment fuel hedge impact	(33)	22	(0.03)	0.02
Refinery segment impact	42	(24)	0.04	(0.03)
Total fuel expense	$2,327	$1,802	$2.39	$1.88
MTM adjustments and settlements	33	49	0.03	0.05
Total fuel expense, adjusted	$2,360	$1,852	$2.42	$1.93
Change year-over-year	$508
Percent change year-over-year	27%

			Average Price Per Gallon
	Year Ended		Year Ended
	December 31,		December 31,
(in millions, except per gallon data)	2018	2017	2018	2017
Fuel purchase cost	$9,131	6,833	$2.22	$1.70
Airline segment fuel hedge impact	(53)	33	(0.01)	0.01
Refinery segment impact	(58)	(110)	(0.01)	(0.03)
Total fuel expense	$9,020	$6,756	$2.20	$1.68
MTM adjustments and settlements	53	259	0.01	0.06
Total fuel expense, adjusted	$9,073	$7,015	$2.21	$1.74
Change year-over-year	$2,057
Percent change year-over-year	29%

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Pre-Tax Margin, adjusted. We adjust pre-tax margin for MTM adjustments and settlements, equity investment MTM adjustments and unrealized gain/loss on investments for the same reasons described above under the heading pre-tax income and net income, adjusted. We adjust for third-party refinery sales for the same reason described above under the heading operating revenue and TRASM, adjusted.

	Three Months Ended
	December 31, 2018	December 31, 2017
Pre-tax margin	12.5%	10.2%
Adjusted for:
MTM adjustments and settlements	(0.3)%	(0.5)%
Equity investment MTM adjustments	0.5%	(0.2)%
Unrealized gain/(loss) on investments	(1.7)%	–%
Third-party refinery sales	–%	0.3%
Pre-tax margin, adjusted	11.0%	9.8%

	Year Ended
	December 31, 2018	December 31, 2017
Pre-tax margin	11.6%	13.4%
Adjusted for:
MTM adjustments and settlements	(0.1)%	(0.6)%
Equity investment MTM adjustments	–%	–%
Unrealized gain/(loss) on investments	–%	–%
Third-party refinery sales	0.1%	0.2%
Pre-tax margin, adjusted	11.6%	12.9%

Operating Expense, adjusted. We adjust operating expense for MTM adjustments and settlements and third-party refinery sales for the same reasons described above under the headings pre-tax income and net income, adjusted and operating revenue and TRASM, adjusted to determine operating expense, adjusted.

	Three Months Ended
	December 31,
(in millions)	2018	2017
Operating expense	$9,652	$9,067
Adjusted for:
MTM adjustments and settlements	33	49
Third-party refinery sales	(11)	(245)
Operating expense, adjusted	$9,673	$8,870
Year-over-year change	$803

	Year Ended
	December 31,
(in millions)	2018	2017
Operating expense	$39,174	$35,172
Adjusted for:
MTM adjustments and settlements	53	259
Third-party refinery sales	(548)	(502)
Operating expense, adjusted	$38,679	$34,929

15

Non-Fuel Unit Cost or Cost per Available Seat Mile, ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Ancillary businesses and refinery. These expenses include aircraft maintenance we provide to third parties,our vacation wholesale operations and refinery cost of sales to third parties. Results also include staffing services performed by DAL Global Services. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these areas to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

	Three Months Ended
	December 31, 2018	December 31, 2017	Change
CASM (cents)	15.44	15.10
Adjusted for:
Aircraft fuel and related taxes	(3.72)	(3.00)
Ancillary businesses and refinery	(0.48)	(0.87)
Profit sharing	(0.50)	(0.44)
CASM-Ex	10.74	10.80	(0.5)%

	Year Ended
	December 31, 2018	December 31, 2017	Change
CASM (cents)	14.87	13.83
Adjusted for:
Aircraft fuel and related taxes	(3.43)	(2.66)
Ancillary businesses and refinery	(0.64)	(0.58)
Profit sharing	(0.49)	(0.42)
CASM-Ex	10.31	10.17	1.4%

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Non-operating Income/(Expense), adjusted. We adjust for equity investment MTM adjustments and unrealized gain/loss on investments to determine non-operating income/(expense), adjusted for the same reasons described above in the heading pre-tax income and net income, adjusted.

	Three Months Ended
(in millions)	December 31, 2018	December 31, 2017
Non-operating income/(expense)	$254	$(118)
Adjusted for:
Equity investment MTM adjustments	55	(15)
Unrealized gain/loss on investments	(184)	–
Non-operating income/(expense), adjusted	$124	$(134)
Change year-over-year	$258

	Year Ended
(in millions)	December 31, 2018	December 31, 2017
Non-operating income/(expense)	$(113)	$(466)
Adjusted for:
Equity investment MTM adjustments	29	8
Unrealized gain/loss on investments	(14)	–
Non-operating income/(expense), adjusted	$(98)	$(457)
Change year-over-year	$360

17

Operating Cash Flow, adjusted. We present operating cash flow, adjusted because management believes adjusting for the following items provides a more meaningful measure for investors. Adjustments include:

Hedge deferrals. During the March 2016 quarter, we deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Operating cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the period shown.

Reimbursements from third parties related to build-to-suit facilities and other. Management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

Pension plan contribution. In 2017, we contributed $2 billion to our pension plans using net proceeds from issuance of debt. We adjusted operating cash flow to exclude this contribution to allow investors to understand the cash flows related to our core operations in the periods shown.

	Three Months Ended
(in millions)	December 31, 2018	December 31, 2017
Net cash provided by operating activities	$1,245	$1,891
Adjustments:
Hedge deferrals	–	(51)
Reimbursements from third parties related to build-to-suit facilities and other	7	(104)
Net cash provided by operating activities, adjusted	$1,252	$1,736

	Year Ended
(in millions)	December 31, 2018	December 31, 2017
Net cash provided by operating activities	$7,014	$5,023
Adjustments:
Hedge deferrals	(19)	(224)
Reimbursements from third parties related to build-to-suit facilities and other	(96)	(6)
Pension plan contribution	–	2,000
Net cash provided by operating activities, adjusted	$6,899	$6,793

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Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Net purchases (redemptions) of short-term investments. Net purchases (redemptions) of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust free cash flow for this activity, net, to provide investors a better understanding of the company's free cash flow position core to operations.

Reimbursements from third parties related to build-to-suit facilities and other. Management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

Three Months Ended
(in millions)	December 31, 2018
Net cash provided by operating activities	$1,245
Net cash used in investing activities	(1,020)
Adjustments:
Net purchases (redemptions) of short-term investments	(276)
Reimbursements from third parties related to build-to-suit facilities and other	96
Total free cash flow	$45

Year Ended
(in millions)	December 31, 2018
Net cash provided by operating activities	$7,014
Net cash used in investing activities	(4,393)
Adjustments:
Net purchases (redemptions) of short-term investments	(621)
Reimbursements from third parties related to build-to-suit facilities and other	264
Total free cash flow	$2,265

Capital Expenditures, net. We present net capital expenditures because management believes investors should be informed that a portion of these capital expenditures are reimbursed by a third party.

Three Months Ended
(in millions)	December 31, 2018
Flight equipment, including advance payments	$871
Ground property and equipment, including technology	492
Reimbursements from third parties related to build-to-suit-facilities and other	(89)
Capital expenditures, net	$1,274

Year Ended
(in millions)	December 31, 2018
Flight equipment, including advance payments	$3,704
Ground property and equipment, including technology	1,464
Reimbursements from third parties related to build-to-suit-facilities and other	(432)
Capital expenditures, net	$4,736

19

Adjusted Debt to Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"), adjusted. We present adjusted debt to EBITDAR, adjusted because management believes this metric is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes LGA bonds and operating lease liabilities. We calculate EBITDAR, adjusted by adding depreciation and amortization to GAAP Operating income and adjusting for the fixed portion of operating lease expense.

Year Ended
(in billions)	December 31, 2018
Debt and finance lease obligations	$9
Plus: Operating lease liability	7
Adjusted Debt	$16

Year Ended
(in billions)	December 31, 2018
GAAP operating income	$5
Adjusted for:
Depreciation and amortization	2
Fixed portion of operating lease expense	1
EBITDAR, adjusted	$8
Adjusted Debt to EBITDAR, adjusted	1.9x

20